UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 6, 2022

SYLVAMO CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number 001-40718

Delaware	86-2596371
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

6400 Poplar Avenue, Memphis, Tennessee	38197
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (901) 519-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 per share par value	SLVM	New York Stock Exchange
Preferred Stock Purchase Rights	—	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into A Material Definitive Agreement.

On October 6, 2022, Sylvamo Nordic Sales Company OY, a company incorporated under the laws of Finland (the “Seller”) and a wholly-owned subsidiary of Sylvamo Corporation (“Sylvamo”), completed the sale of its Russian operations, including the paper mill in Svetogorsk, Russia and long-term harvesting rights on 860,000 acres of government owned forestland (the “Transaction”), to Pulp Invest Limited Liability Company, a company incorporated in the Russian Federation (the “Purchaser”), for $420 million. After foreign currency exchange rates and transaction fees, Sylvamo received approximately $390 million in cash proceeds.

The Transaction was completed upon (i) the parties’ execution of an Agreement, dated as of October 6, 2022 (the “Agreement”). Pursuant to the terms of the Agreement, the Seller sold, and the Purchaser purchased, 100% of the ordinary shares in the capital of NPAO Sylvamo Corporation Rus, a joint stock company incorporated in accordance with the laws of the Russian Federation and, prior to the completion of the Transaction, a wholly-owned subsidiary of the Seller (the “Company”), and (ii) the Seller’s subsequent receipt of the cash purchase price. The Agreement also includes a mutual waiver and release by each of the Seller and the Purchaser in respect of claims and liabilities relating to the Company and, among other things, its management, activities, business or operations.

The Seller has agreed to provide certain transitional services to the Purchaser through January 31, 2023.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01	Other Events.

On October 6, 2022, Sylvamo issued a press release announcing the completion of the Transaction. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The Unaudited Pro Forma Condensed Consolidated and Combined Financial Statements of the Company reflecting the Transaction are filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

(d)	Exhibits.

Exhibit Number	Description

2.1*	Agreement for the Sale and Purchase of Ordinary Shares in NPAO Sylvamo Corporation Rus, dated October 6, 2022

99.1	Press Release dated October 6, 2022

99.2	Unaudited Pro Forma Financial Information

101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL

*

Certain portions of the agreement have been redacted or omitted pursuant to Item 601(b)(2) of Regulation S-K. Sylvamo hereby undertakes to furnish supplementally an unredacted copy of the exhibit, including any of the omitted schedules, upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sylvamo Corporation

Date: October 6, 2022		/s/ Matthew L. Barron
	Name:	Matthew L. Barron
	Title:	Senior Vice President and General Counsel